Exhibit 99.(d)(3)(c)

SCHEDULE A

(as of April 30, 2023)

Fund	Sub-Advisory Fee (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
Invesco AAA CLO Floating Rate Note ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	09/15/22	12/8/22	12/9/22	4/30/24
Invesco Active U.S. Real Estate ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	6/20/08	11/18/08	11/19/08	4/30/24
Invesco Balanced Multi-Asset Allocation ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	12/15/16	02/16/17	02/23/17	4/30/24
Invesco Conservative Multi-Asset Allocation ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	12/15/16	02/16/17	02/23/17	4/30/24
Invesco Corporate Bond Factor ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	12/12/19	[ ]	[ ]	4/30/24

Fund	Sub-Advisory Fee (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
Invesco Growth Multi-Asset Allocation ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	12/15/16	02/16/17	02/23/17	4/30/24
Invesco High Yield Bond Factor ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	12/12/19	11/24/20	12/02/20	4/30/24
Invesco High Yield Select ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	09/15/22	12/8/22	12/9/22	4/30/24
Invesco Intermediate Bond Factor ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	12/12/19	[ ]	[ ]	4/30/24

Fund	Sub-Advisory Fee (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
Invesco Moderately Conservative Multi-Asset Allocation ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	12/15/16	02/16/17	02/23/17	4/30/24
Invesco Multi-Sector Bond Income Factor ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	12/12/19	[ ]	[ ]	4/30/24
Invesco Municipal Strategic Income ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	09/15/22	12/8/22	12/9/22	4/30/24
Invesco Real Assets ESG ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	12/15/20	12/16/20	12/18/20	4/30/24
Invesco Short Duration Bond ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	09/15/22	12/8/22	12/9/22	4/30/24

Fund	Sub-Advisory Fee (%)	Initial Board Approval Date	Shareholder Approval Date	Initial Effective Date	Termination Date
Invesco Short-Term Bond Factor ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	12/12/19	[ ]	[ ]	4/30/24
Invesco Total Return Bond ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	12/19/17	04/06/18	04/06/18	4/30/24
Invesco Ultra Short Duration ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	12/19/17	04/06/18	04/06/18	4/30/24
Invesco Variable Rate Investment Grade ETF	The Sub-Advisory fee, to be computed daily and paid monthly, shall be equal to (i) 40% of the monthly compensation that the Adviser receives from the Trust with respect to the Fund pursuant to its advisory agreement with the Trust, multiplied by (ii) the fraction equal to the net assets of such Fund as to which the such Sub-Adviser shall have provided discretionary investment management services pursuant to paragraph 2(a) of the Agreement for that month divided by the net assets of such Fund for that month. This fee shall be payable on or before the last business day of the next succeeding calendar month. In no event shall the aggregate monthly fees paid to the Sub-Advisers under this Agreement exceed 40% of the monthly compensation that the Adviser receives from the Trust pursuant to its advisory agreement with the Trust.	12/17/15	9/20/16	9/21/16	4/30/24

SCHEDULE B

Addresses of Sub-Advisers

Invesco Advisers, Inc.

11 Greenway Plaza

Suite 1000

Houston, Texas 77046

Invesco Asset Management Deutschland GmbH

An der Welle 5

1st Floor

Frankfurt, Germany 60313

Invesco Asset Management Limited

Perpetual Park

Perpetual Park Drive

Henley-on-Thames

Oxfordshire

RG9 1HH

United Kingdom

Invesco Asset Management (Japan) Limited

Roppongi Hills Mori Tower 14F

6-10-1 Roppongi, Minato-ku, Tokyo 106-6114

Invesco Hong Kong Limited

41/F Champion Tower

Three Garden Road, Central

Hong Kong

Invesco Senior Secured Management, Inc.

1166 Avenue of the Americas

New York, NY 10036

Invesco Canada Ltd.

5140 Yonge Street

Suite 900

Toronto, Ontario

Canada M2N 6X7

INVESCO CAPITAL MANAGEMENT LLC
Adviser

By:	/s/ Anna Paglia
Name:	Anna Paglia
Title:	Managing Director

INVESCO ADVISERS, INC.
Sub-Adviser

By:	/s/ Melanie Ringold
Name:	Melanie Ringold
Title:	Senior Vice President & Secretary

INVESCO ASSET MANAGEMENT DEUTSCHLAND GMBH
Sub-Adviser

By:	/s/ Bernard Langer	/s/ Alexander Taft
Name:	Bernard Langer	Alexander Taft
Title:	Chief Investment Officer IQS/ MD, Structured Finance, Europe

INVESCO ASSET MANAGEMENT LIMITED
Sub-Adviser

By:	/s/ Esa Kalliopuska
Name:	Esa Kalliopuska
Title:	COO, EMEA Distribution

INVESCO ASSET MANAGEMENT (JAPAN) LIMITED
Sub- Adviser

By:	/s/ Takashi Matsuo
Name:	Takashi Matsuo
Title:	CAO & Head of Human Resources

INVESCO HONG KONG LIMITED
Sub- Adviser

By:	/s/Fanny Lee	/s/Anna Tong
Name:	Fanny Lee	Anna Tong
Title:	Head of Finance, GC/ Reg Head of Investments, AP

INVESCO SENIOR SECURED MANAGEMENT, INC.
Sub-Adviser

By:	/s/ Antonio Reina
Name:	Antonio Reina
Title:	Secretary

INVESCO CANADA LTD.
Sub-Adviser

By:	/s/ Shalomi Abraham
Name:	Shalomi Abraham
Title:	Senior Vice President